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                                                                    Exhibit 23.1

                         Consent of Arthur Andersen LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of and the incorporation by reference in this registration statement of our reports (i) dated June 4, 1998 (except with respect to earnings per share for the year ended March 31, 1997 discussed in Note 6, as to which the date is August 26, 1999), on Form 10-K for the fiscal year ended March 31, 1998 and (ii) dated May 7, 1998, on Form 8-K, dated July 14, 1998, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Cleveland, Ohio,
August 27, 1999.